Exhibit 10.2
GUESS?, INC.
2004 EQUITY INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”) dated June 11, 2020 by and between Guess?, Inc., a Delaware corporation (the “Company”), and Paul Marciano (the “Grantee”) evidences the nonqualified stock option (the “Option”) granted by the Company to the Grantee as to the number of shares of the Company’s Common Stock first set forth below.

Number of Shares of Common Stock:(1) 348,157	Award Date: June 11, 2020

Exercise Price per Share:(1) $8.64	Expiration Date:(1)(2) June 11, 2030

Award Number: 00008840

Vesting(1)(2)  The Option shall become vested as to one-third (1/3) of the total number of shares of
Common Stock subject to the Option on each of the first, second, and third anniversaries of the Award
Date, provided that the Grantee has been continuously in Service with the Company from the Award
Date through each applicable vesting date. As used herein, the term “Service” means employment by the Company or service to the Company as a member of the Board.

The Option is granted under the Guess?, Inc. 2004 Equity Incentive Plan (as Amended and Restated as of May 19, 2017) (the “Plan”) and subject to the Terms and Conditions of Nonqualified Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan.  The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee.  Capitalized terms are defined in the Plan if not defined herein.  The parties agree to the terms of the Option set forth herein.  The Grantee acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

“GRANTEE”	GUESS?, INC. a Delaware corporation

/s/ Paul Marciano
Signature	By:	/s/ Jason T. Miller

Paul Marciano	Print Name:	Jason T. Miller
Print Name
	Title:	General Counsel and Secretary

CONSENT OF SPOUSE

In consideration of the Company’s execution of this Option Agreement, the undersigned spouse of the Grantee agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse	Date

_____________________
(1) Subject to adjustment under Section 16 of the Plan.
(2) Subject to early termination if the Grantee’s Service terminates or pursuant to Section 17 of the Plan.

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION

1.	Vesting; Limits on Exercise; Incentive Stock Option Status.
The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the cover page of this Option Agreement. The Option may be exercised only to the extent the Option is vested and exercisable.

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Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

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Minimum Exercise. No fewer than 100 shares of Common Stock (subject to adjustment under Section 16 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•	Nonqualified Stock Option. The Option is a nonqualified stock option and is not, and shall not be, an incentive stock option within the meaning of Section 422 of the Code.

2.	Continuance of Employment/Service Required; No Employment/Service Commitment.
The vesting schedule requires continued Service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of Services as provided in Section 4 below or under the Plan.
Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Company or any of its Subsidiaries, affects the Grantee’s status, if he is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment or service, or affects the right of the Company or any Subsidiary to increase or decrease the Grantee’s other compensation. Nothing in this Option Agreement, however, is intended to adversely affect any independent contractual right of the Grantee without his consent thereto.

3.	Method of Exercise of Option.
The Option shall be exercisable by the delivery to the Secretary of the Company (or such other person as the Committee may require pursuant to such administrative exercise procedures as the Committee may implement from time to time) of:

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a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Committee may require from time to time;

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payment in full for the Exercise Price of the shares to be purchased (a) in cash, cashier’s or bank check, or electronic funds transfer to the Company; (b) (subject to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Committee may adopt as to any non-cash payment) in shares of Common Stock already owned by the Grantee, valued at their Fair Market Value on the exercise date; or (c) through a “cashless exercise” procedure by notice and third party payment in such manner as may be authorized by the Committee pursuant to Section 8(f) of the Plan;

•	any written statements or agreements required pursuant to Section 19(g) of the Plan; and

•	satisfaction of the tax withholding provisions of Section 19(a) of the Plan.

4.	Termination of Option upon a Termination of Grantee’s Employment.
Subject to earlier termination on the Expiration Date of the Option and subject to any applicable provision of a valid employment agreement between the Company and Grantee, if the Grantee’s Service terminates, the following rules shall apply (the last day that the Grantee provides Services to the Company is referred to as the Grantee’s “Severance Date”):

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if the Grantee’s Service terminates due to his death, Disability or Retirement, then (a) the Grantee, his personal representative or beneficiary will have twelve (12) months from the Severance Date to exercise the Option (or any portion thereof) to the extent that it was exercisable on the Severance Date; provided that if the Grantee’s employment terminates as a result of Disability or Retirement and he dies during such 12-month period, his beneficiary will have one year from the date of the Grantee’s death to exercise the Option (or any portion thereof) to the extent it was vested on the Grantee’s Severance Date, (b) the Option, to the extent not exercisable on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 12-month period following the Severance Date (or, if applicable, the 12-month period following the Grantee’s subsequent death) and not exercised during such period, shall terminate at the close of business on the last day of such 12-month period.

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if the Grantee’s Service terminates for any reason other than his death, Retirement or Disability, then (a) the Grantee will have sixty (60) days from the Severance Date to exercise the Option (or portion thereof) to the extent that it was exercisable on the Grantee’s Severance Date (b) the Option, to the extent not exercisable on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the sixty (60) day period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 60-day period.

In all events the Option is subject to earlier termination on the Expiration Date of the Option. The Committee shall be the sole judge of whether the Grantee continues to render Service for purposes of this Option Agreement.

5.	Non-Transferability.
The Option and any other rights of the Grantee under this Option Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 15 of the Plan.

6.	Adjustments Upon Specified Events.
Upon the occurrence of certain events relating to the Company’s Common Stock contemplated by Section 16(b) of the Plan, the Committee will make adjustments, if appropriate, in the number of shares subject to the Option, the Exercise Price, and the number and kind of securities subject to the Option.

7.	Change in Control.
Notwithstanding anything to the contrary in Sections 1 or 4 of this Agreement or any provision of the Plan, the following provisions shall apply upon a Change in Control:
A.    The Company may terminate the Option effective upon (or, as necessary to give effect to such termination, immediately prior to, a Change in Control), or may provide in connection with a Change in Control for any then-outstanding portion of the Option to be assumed or converted into an option to acquire common stock of any surviving or successor entity to the Company or a parent thereof (the “Successor Entity” and any such assumed Option a “Substitute Option”). If a Change in Control occurs and the then-outstanding portion of the Option is to be terminated and not assumed by a Successor Entity as a Substitute Option: (i) the Option, to the extent then outstanding and unvested, shall be deemed to be fully vested upon (or, as necessary to give effect to such acceleration, immediately prior to) the Change in Control, and (ii) the Grantee shall, if the Option is not to be settled in the transaction, be given a reasonable opportunity to exercise such Option before it terminates, with any such exercise prior to the Change in Control to be contingent upon and effective as of but subject to the actual occurrence of the Change in Control or immediately prior to the Change in Control.

B.    Any Substitute Option will have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise price subject thereto.

8.	Compliance.
The Grantee hereby agrees to cooperate with the Company, regardless of the Grantee’s employment status with the Company, to the extent necessary for the Company to comply with applicable state and federal laws and regulations relating to the Option.

9.	Notices.
Any notice required or permitted under this Option Agreement shall be deemed given when personally delivered, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee either at the address on record with the Company or such other address as may be designated by Grantee in writing to the Company; or to the Company, Attention: Stock Plan Administration, 1444 South Alameda Street, Los Angeles, California 90021, or such other address as the Company may designate in writing to the Grantee.

10.	Failure to Enforce Not a Waiver.
The failure of the Company or the Grantee to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

11.	Plan.
The Option and all rights of the Grantee under this Option Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference.  In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern.  The Grantee agrees to be bound by the terms of the Plan and this Option Agreement (including these Terms).  The Grantee acknowledges having read and understood the Plan, the Prospectus for the Plan, and this Option Agreement.  Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

12.	Entire Agreement.
This Option Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Option Agreement may be amended pursuant to Section 18 of the Plan.  Such amendment must be in writing and signed by the Company.  The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13.	Governing Law.
This Option Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to Delaware or other laws that might cause other law to govern under applicable principles of conflicts of law.  For purposes of litigating any dispute that arises under this Option Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Los Angeles County, or the federal courts for the United States for the Central District of California, and no other courts, where this Option Agreement is made and/or to be performed.

14.	Electronic Delivery.
The Company may, in its sole discretion, decide to deliver any documents related to the Option awarded under the Plan or future stock options that may be awarded under the Plan by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.	Effect of this Agreement.
This Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to all or substantially all of the business or assets of the Company.

16.	Counterparts.
This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

17.	Committee’s Powers.
No provision contained in this Option Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Options.

18.	Section Headings.
The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

19.	Clawback Policy.
The Option is subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require forfeiture of the Option and repayment or forfeiture of any shares of Common Stock or other cash or property received with respect to the Option (including any value received from a disposition of the shares acquired upon exercise of the Option).

20.	No Advice Regarding Grant.
The Grantee is hereby advised to consult with his own tax, legal and/or investment advisors with respect to any advice the Grantee may determine is needed or appropriate with respect to the Option (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Option and any shares that may be acquired upon exercise of the Option). Neither the Company nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Option Agreement) or recommendation with respect to the Option. Except for the withholding rights contemplated by Section 19(a) of the Plan, the Grantee is solely responsible for any and all tax liability that may arise with respect to the Option and any shares that may be acquired upon exercise of the Option.